NEWS RELEASE

Lincoln Financial Group Names Crawford as CFO Successor
Vaughan to retire March 2005; other senior management appointments announced

PHILADELPHIA, Nov. 18, 2004 -Lincoln Financial Group (NYSE:LNC) today outlined the succession plan for the previously announced retirement of Richard C. Vaughan, executive vice president and chief financial officer. Frederick J. Crawford, vice president and treasurer of Lincoln Financial Group, has been named to succeed Vaughan, effective upon Vaughan’s retirement in March 2005. A replacement for Crawford will be named at a later date.

“Rich has been central to our efforts to become a leader in the insurance and financial services arenas,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “We will benefit from Rich’s continued leadership through the close of the 2004 financial reporting cycle and during this transition.”

Crawford has served as vice president and treasurer of Lincoln Financial since January 2001. “In a relatively short period of time with Lincoln, Fred has had a significant impact on our financial team and our business,” said Boscia. “In the process he has gained the respect of the senior leadership team and built considerable credibility with bankers, rating agencies, and our Board of Directors. We have every confidence that Fred will continue his tradition of strong financial leadership in his new role.”

As treasurer, Crawford is responsible for corporate finance, capital management, and rating agency relationships. He joined Lincoln Financial after a 13-year banking career, most recently holding the title of president, Bank One-Cincinnati. Crawford’s prior positions included that of senior banker in the Insurance Banking Division of Bank One, managing a portfolio of insurance company relationships. He earned a bachelor’s degree in business administration from Indiana State University and a master of business administration degree from the University of Iowa.

Lincoln Financial Group today also made the following organizational announcements:

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Todd R. Stephenson, chief financial officer of The Lincoln National Life Insurance Company, is appointed to a senior position focused on financial acquisitions in corporate planning and development, reporting to Barbara S. Kowalczyk, senior vice president and director of corporate planning and development, Lincoln Financial Group, effective Dec. 1, 2004. “Todd will bring vast knowledge gained from twenty-seven years of first-hand business unit financial and operations experience to enable us to capitalize on consolidation opportunities in the industry,” said Boscia. Stephenson is the former chief operations officer for Lincoln Financial Advisors, and former CFO, American States Insurance Company, both Lincoln Financial Group affiliate companies. He holds a bachelor’s degree in accounting from Indiana University, and is a Certified Public Accountant and a Chartered Property Casualty Underwriter.

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Michael S. Smith, chief financial and administrative officer for Lincoln Financial Distributors Inc. (LFD), is appointed chief financial officer and chief risk officer of The Lincoln National Life Insurance Company, effective Dec. 1, 2004. Smith will report to John H. Gotta, president, The Lincoln National Life Insurance Company. “Mike’s expertise in risk management will be a tremendous resource for our life and annuity operations,” said Boscia. Prior to joining LFD, Smith was the chief actuarial officer for The Lincoln National Life Insurance Company, where his responsibilities included the actuarial opinion and memorandum, surplus management, and asset-liability management. Smith holds a bachelor’s degree in economics and Russian studies from the University of Michigan. He joined Lincoln in 1988 and attained Fellowship in the Society of Actuaries in 1990. Smith is also a Member of the American Academy of Actuaries and a CFA charter holder.

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Diane McCarthy, director, financial reporting and controls, LFD, is appointed chief financial officer and chief administration officer, LFD, effective Dec. 1, 2004, reporting to Westley V. Thompson, president and chief executive officer, LFD. “Diane has been a strong leader and contributor to the financial management and reporting functions within LFD, so this appointment is a natural progression for her,” said Boscia. McCarthy began her career with Ernst & Young, and went on to hold various financial management positions with CoreStates Financial Corp., including CFO of the Philadelphia National Bank (the wholesale division of CoreStates) and senior vice president and general auditor of the corporation. Prior to joining Lincoln Financial Distributors, McCarthy was the CFO for Storecast Merchandising Corporation.

“These appointments to key positions on our management team are a reflection of our bench strength and talent pool within Lincoln Financial Group,” added Boscia. “It’s an example of proactive succession planning at its best, and maintains continuity in critical areas of the company.”

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group had consolidated assets of $110 billion as of Sept. 30, 2004, and had annual consolidated revenues of $5.3 billion in 2003. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Media inquiries:	Thomas Johnson
Second Vice President, Media Relations
215 448-1454 mediarelations@lfg.com

Investor inquiries:	Priscilla Brown
Vice President, Investor Relations and Strategic Communications
215 448-1422 investorrelations@lfg.com